UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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The Taiwan Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CONTACT:

James Burke

AST Fund Solutions

646-322-0361

jburke@astfundsolutions.com

The Taiwan Fund, Inc. Announces Nomination of New Director (Corrected)

February 26, 2016 – The Taiwan Fund, Inc. (TWN) (the “Fund”), announced today that the Board of Directors of the Fund has nominated Ms. Shelley Rigger for election as a Director at the Fund’s upcoming Annual Meeting of Stockholders on April 19, 2016 (corrected from original) (the “2016 Annual Meeting”). Ms. Rigger would replace Mr. M. Christopher Canavan, Jr., who has chosen not to stand for re-election as a director of the Fund. Ms. Rigger is the Brown Professor of East Asian Studies at Davidson College. She is a recognized expert in Taiwan and Chinese politics and has written several books and numerous articles related to Taiwanese and Chinese history and business. Ms. Rigger’s nomination is a continuation of a process of turnover in Board membership in connection with the retirement, or anticipated retirement, of Board members. As part of this process, the Board has sought to maintain the Board’s strong bench of members with significant knowledge of and experience with Taiwan. Ms. Rigger’s nomination follows last year’s election of Mr. Chih T. Cheung as a director. Mr. Cheung has significant experience in Taiwan, Mainland China and cross-Strait economic and business environments.

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The Fund is a diversified closed-end investment company, which seeks long term capital appreciation primarily through investments in equity securities listed on the Taiwan Stock Exchange. Shares of the Fund are listed on the New York Stock Exchange under the ticker symbol “TWN.”

For additional information on the Fund, including information on the Fund’s holdings, visit the Fund’s website at www.thetaiwanfund.com or call 1-877-864-5056.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Fund intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2016 Annual Meeting. THE FUND’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Fund and its directors and officers may be deemed to be participants in the solicitation of proxies from the Fund’s stockholders in connection with the matters to be considered at the 2016 Annual Meeting. Information about the Fund’s directors and officers is available in the Fund’s proxy statement, dated March 6, 2015, for its 2015 Annual Meeting. To the extent holdings of the Fund’s securities by such directors or officers have changed since the amounts printed in the 2015 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Fund’s 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Fund with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at the Fund’s website at www.thetaiwanfund.com (corrected from original) or by calling (877) 864-5056.

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